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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements of Citicorp (Form S-3 No. 33-59791; Form S-3-64574; Form S-3 No. 333-14917,
Form S-3 No. 333-20803; Form S-3 No. 333-21143, Form S-3 No. 333-32065 and Form
S-3 No. 333-83741); and of Citicorp Mortgage Securities, Inc. (Form S-3 No. 33-66222, Form S-3 No. 33-43167 and Form S-3 No. 333-72459) of our report dated January 27, 2000, with respect to the consolidated financial statements of Associates First Capital Corporation for the year ended December 31, 1999, included in the Current Report of Citicorp on Form 8-K dated October 18, 2000, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP




Dallas, Texas
October 18, 2000